Exhibit 99.1

NV5 ACQUIRES ALLWYN ENVIRONMENTAL

Hollywood, FL – June 25, 2015 – NV5 Holdings, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of professional and technical engineering and consulting solutions, announced today that it has acquired certain assets of Allwyn Priorities, LLC. (“Allwyn Environmental”), an environmental services firm that specializes in environmental assessment, radon mitigation, NEPA planning and permitting, NQA-1 compliance, geotechnical engineering, construction materials testing and inspection, and water resources projects. Allwyn Environmental is based in Phoenix with offices in Tucson, Albuquerque, San Diego, and Hanford, WA. Allwyn’s staff includes 40 personnel with annualized revenues projected to exceed $5 million.

The acquisition will be immediately accretive to NV5’s earnings and was predominately a cash transaction.

“I am very enthusiastic about the acquisition of Allwyn,” said Dickerson Wright, PE, Chairman and CEO of NV5. “In addition to the talented technical experts at Allwyn who are now joining NV5, the firm will markedly expand NV5’s environmental and energy services vertical by bringing us into the nuclear safety-related quality assurance business, a space in which our CQA team has been very successful in the past. This business space requires NQA-1 certification, a unique and distinguishing qualification that allows certain businesses to provide quality assurance functions to nuclear facilities in accordance with the American Society of Mechanical Engineers NQA-1 Standard.”

Paul Fensterer, Senior Vice President and CFO of Allwyn Environmental, added, “We see a great fit for Allwyn with NV5’s current operations in the West and the potential NQA-1 qualification to create new business opportunities both nationally as well as internationally.”

About Allwyn Environmental

Allwyn Environmental is an Arizona-based environmental and engineering firm founded in 2004 to provide innovative, high-quality, and cost-effective technical and environmental engineering solutions to a wide range of public and private clients throughout the Western United States in the energy, mining, commercial/industrial facilities, and federal and local governmental markets. Allwyn’s staff is comprised of licensed professional engineers, geologists and environmental scientists with over 250 years of combined industry experience.

About NV5

NV5 Holdings, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 35 offices in California, Colorado, Florida, Massachusetts, New Jersey, Ohio, Pennsylvania, Utah and Wyoming and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements that the acquisition will be immediately accretive to NV5’s earnings. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact
NV5 Holdings, Inc.
Lauren Wright, Ph.D.

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com